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                                                                  EXHIBIT 23(a)






                       Consent of Independent Accountants

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-13307) and related Prospectus of Northwest Airlines Corporation and Northwest Airlines, Inc. and to the incorporation by reference therein of our report dated February 23, 1996, with respect to the consolidated financial statements of Northwest Airlines Corporation incorporated by reference in its Annual Report
(Form 10-K) for the year ended December 31, 1995 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                            /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 5, 1996